UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 14, 2003

C-COR.net Corp.

(Exact name of Registrant as specified in its charter)

Pennsylvania	0-10726	24-0811591
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Decibel Road, State College, Pennsylvania 16801

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (814) 238-2461

(Former name or former address, if changed since last report.)

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

Number	Description of Document
99	Analyst Day Presentation Materials

Item 9. Regulation FD Disclosure.

The Registrant is holding an Analyst Day at its headquarters located at 60 Decibel Road, State College, Pennsylvania on Friday, November 14, 2003 beginning at 9:00 AM and ending at 3:00 PM (ET). During an initial general session, corporate management will provide attendees a strategic overview of the Registrant with a focus on its recent acquisitions and ensuing alignment into three business divisions that, together, offer the broadband market a full complement of advanced network products, software and services. The overview will conclude with a summary of the next phase of strategic growth. Also during the opening session, a technology update will be presented.

Following the opening session, the Registrant will transition to sessions, during which the Registrant’s divisional presidents and technology leaders will focus specifically on how the Registrant’s products, software and services provide value-added benefit to customers by supporting the integrity of the network through its complete life cycle. At the conclusion of the day, a financial overview will be provided.

The information to be provided to participants during the day has been attached to this Form 8-K as Exhibit 99.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

C-COR.net Corp. (Registrant)

By:	/s/ David A. Woodle

Name: David A. Woodle Title: Chief Executive Officer

November 13, 2003

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